UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2020, Richard Pfenniger notified the Board of Directors (the “Board”) of BioCardia, Inc. (the “Company”) that he was resigning from his position as a member of the Board, effective immediately. The decision by Mr. Pfenniger to resign is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

The Company and the Board would like to extend their sincere appreciation to Mr. Pfenniger for his service on the Board and wish him well in the future.

Item 7.01   Regulation FD Disclosure.

On January 11, 2021, the Company issued a press release announcing the election of Dr. Zsebo to the Board at the 2020 Annual Meeting of Stockholders and the departure of Mr. Pfenniger from the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	BioCardia, Inc. press release dated January 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: January 11, 2021